Exhibit 10.7

CREDIT FACILITY CONTRACT

Contract Number:

Borrower (“Party A”): Kalex Multi-Layer Circuit Board (Zhongshan) Co., Ltd

Address: Luosha Yongning, Zhongshan P.R.C. 528400

Legal Representative (Principal Officer): Daniel J. Weber

Fax: 0760-22277760                    Telephone: 0760-22186368

Lender (“Party B”): China Construction Bank Zhongshan Branch

Address: 47 Zhongshan San Road , Zhongshan P.R.C. 528400

Principal Officer: Zhenli Zhang

Fax: 0760-88319111                    Telephone: 0760-88387136

between

WHEREAS

(1) Party A wishes to apply to Party B for credit facilities, and Party B agrees to grant to Party A such credit facilities.

(2) NOW THEREFORE upon consultation in accordance with applicable laws and regulations, both parties hereto agree as follows:

1. CREDIT FACILITY

1.1 Party B shall provide to Party A a credit facility in an amount up to RMB 250,000,000 (the “Credit Facility”).

The Credit Facility referred hereto is the maximum available principal amount of the RMB loans that may be granted by Party B to Party A at any specific time within the Availability Period. Party A may utilize the Credit Facility within the Availability Period on a revolving basis if Party A applies for RMB loans. Regardless of the number of drawdowns and the amount of each loan, Party A may make consecutive applications for loans as long as the total amount of the unpaid principal hereunder does not exceed the Credit Facility; provided, however, that the aggregate of the loan amount Party A is applying for and the loan amount that remains unpaid by Party A hereunder may not exceed the Credit Facility.

The Credit Facility loan referred hereto means any loan drawn by Party A utilizing the Credit Facility pursuant hereto.

2. AVAILABILITY PERIOD OF CREDIT FACILITY

2.1 The availability period of the Credit Facility shall commence on date of signing of this Contract and end on March 29, 2013 (the “Availability Period”). The expiration date of each loan drawn during the Availability Period shall not be subject to the expiration of the Availability Period. ( Remark: since this agreement is still under signature, we’re not sure what is the signing date, but the “ Availability Period” shall be one year starting from signing date)

When the Availability Period expires, any Credit Facility which has not been utilized shall be cancelled automatically.

The term of each individual loan means the period commencing on the drawdown date of such loan and ending on the agreed repayment date.

3. UTILIZATION OF CREDIT FACILITY

3.1 During the Availability Period, Party A may make application for a loan as needed within the limit of the Credit Facility. The parties shall undergo relevant procedures. The Drawdown Notification for each loan shall govern the amount, interest rate, term and purpose of such loan.

3.2 If a security provider has performed its security obligations in accordance with a security contract, the Credit Facility shall be reduced by an amount equal to the principal amount with respect to which the security provider has performed such security obligations. (The Credit Facility shall be reduced if the amount that loan guarantor agrees to guarantee is less than the Credit Facility.)

3.3 The amount of loan that Party A applies for each time shall be not less than RMB 5,000,000 and the lending period shall be not less than 10 days or more than 12 months.

4. INTEREST RATE ON THE LOAN, DEFAULT INTEREST RATE, INTEREST CALCULATION AND SETTLEMENT

4.1 Interest Rate on the Loan ( the “Loan Rate”)

The interest rate on each loan hereunder shall be an annual rate, which is the Base Rate plus 0% (the “Floating Percentage”). Every 1 month after the date the loan interest commences to accrue (the “Interest Commencement Date”) and before the loan is paid off, the interest rate can be adjusted once in accordance with the Base Rate on the interest rate adjustment date and the Floating Percentage. The interest rate adjustment date shall be a date corresponding to the Interest Commencement Date in the month when such interest rate is adjusted. If there is no such a date corresponding to the Interest Commencement Date in such month, interest rate adjustment date shall be the last day of such month.

4.2 Default Interest Rate

The default interest rate on each loan hereunder shall be calculated as follows:

(1) If Party A does not use the loan amount hereunder for purposes as agreed (“Misappropriation”), the penalty interest rate on such loan amount shall be 50% above the Loan Rate. If the Loan Rate is adjusted according to Article 4.1 hereof, the default interest rate shall be adjusted in accordance with the adjusted Loan Rate and the upward floating percentage set out in this Article 4.2(1).

(2) The default interest rate on overdue loan amount shall be 30% above the Loan Rate. If the Loan Rate is adjusted according to Article 4.1 hereof, such default interest rate shall be adjusted in accordance with the adjusted Loan Rate and the upward floating percentage set out in this Article 4.2(2).

(3) If Misappropriation and overdue payment occur concurrently, the default interest shall be calculated and compounded in accordance with the higher of the two default interest rates provided for in Articles 4.2(1) and 4.2(2) herein.

4.3 At the time of drawdown of each individual loan, the parties may agree on the Loan Rate and default interest rate in the Drawdown Notification, or may otherwise opt to use the Loan Rate and the default interest rate provided herein. If the parties fail to reach agreement regarding the interest rate, Party B has the right to refrain from releasing such loan.

4.4 In the event the Loan Rate or the default interest rate stipulated in the drawdown notice is different from those provided herein, the rate stipulated in the Drawdown Notification shall prevail.

4.5 The Interest Commencement Date provided in Article 4 refers to the date on which the principal of each individual loan have been deposited into the bank account designated by Party A.

4.6 The Base Rate provided in Article 4 means the lending interest rate quoted by the People’s Bank of China (the “PBOC”) for loans with the same tenor and within the same category. If the PBOC no longer publishes such lending interest rate, the Base Rate shall mean, unless agreed otherwise between the parties, the lending interest rate with the same tenor and within the same category generally accepted by the banking industry or an interest rate commonly used for a loan with the same tenor and within the same category.

4.7 The loan interest shall commence to accrue as of the date when the proceeds of such loan have been deposited into the bank account designated by Party A. Interest on the loan shall be computed daily with the daily interest rate equal to 1/360 of the annual interest rate. If Party A fails to pay interest on the interest settlement date as provided herein, the interest shall be compounded as of the date immediately following the applicable interest settlement date.

4.8 Interest Settlement

4.8.1 For a loan subject to a fixed interest rate, the interest accrued thereon shall be calculated in accordance with the agreed fixed interest rate. For a loan subject to a floating interest rate, the interest accrued thereon shall be calculated in accordance with the interest rate determined for each interest rate floating period. If the interest rate has been adjusted more than once during a single interest settlement period, the interest during each interest rate floating period shall be calculated first and the total interest accrued during such interest settlement period shall be the aggregate amount of all the interest accrued during each interest rate floating periods within such interest settlement period.

4.8.2 The interest accrued on the loans hereunder shall be settled in accordance with one of the 2 following ways:

(1) on a monthly basis and the interest settlement date shall be the 20th day of each month;

(2) on a quarterly basis and the interest settlement date shall be the 20th day of the last month of the relevant quarter;

(3) other method: Intentionally Left Blank

5. FACILITY ADMINISTRATION FEE

5.1 Party A shall pay Party B a facility administration fee in an amount of 0 within 1 working day after the execution of the Contract.

6. ADVANCE AND DRAWDOWN

6.1 Application for Drawdown

If Party A plans to draw any amount under the Contract, it shall submit an application for drawdown to Party B in advance. In particular, the application for drawdown of an individual loan in an amount exceeding RMB10,000,000 shall be submitted 5 working days in advance. Party B shall decide whether to advance such loan to Party A within 3 working days after receiving Party A’s application for drawdown.

6.2 Conditions Precedent to Advance

Unless Party B waives all or part of the following conditions, Party B shall not be obligated to advance any loan unless the following conditions continuously remain satisfied:

(1) Party A has completed all the approval, registration, delivery, insurance and other statutory procedures in relation to the loans hereunder;

(2) the loan guarantee has been in effect and remains effective, if a loan guarantee is established for the Contract;

(3) Party A has opened the bank accounts for drawdown and debt service purposes as Party B requests;

(4) Party B has received and approved Party A’s drawdown application after review thereof.

(5) Party A has paid to Party B the facility administration fee if required hereunder;

(6) Party A has not triggered any event of default hereunder or any event that may adversely impact Party B’s rights as a creditor;

(7) the advance to be made by Party B is not prohibited or restricted by any laws, regulations, rules or competent authorities; and

(8) other conditions Intentionally Left Blank.

7. REPAYMENT

7.1 General Principles for Repayment

Party B has the right to apply Party A’s repayment first towards payment of any expenses which shall be borne by Party A as provided hereunder but has been advanced by Party B and the expenses incurred by Party B for realizing its creditor’s rights. Party B shall apply the balance of such repayment in the order of interest first and then principal adhering to the principle that the interest shall be fully repaid concurrently with the repayment in full of all the principal amounts.

If for any loan the principal has become overdue for more than ninety days, or the interest has become overdue for more than ninety days, or as otherwise provided by the laws, regulations or rules, Party B may first apply Party A’s repayment towards those expenses set out in the first paragraph of this article. Then Party B may apply the balance of such repayment towards payment in the order of principal first and then interest.

7.2 Payment of Interest

Party A shall pay due interest to Party B on the interest settlement date. The first interest payment date shall be the first interest settlement date after the advance of a loan. All the interest and principal amounts outstanding shall be paid in full on the last repayment date.

7.3 Schedule for Repayment of the Principal

Party A shall repay the principal amounts in accordance with the repayment schedule set forth in the relevant drawdown notice.

7.4 Repayment Method

Party A shall deposit sufficient amount into its bank account at Party B before the repayment date provided hereunder and transfer such amount to repay the loan (Party B may also debit such amount from such account to repay the loan), or transfer such amount from another bank account of Party A to repay the loan.

7.5 Prepayment

Party A may prepay the principal in full or in part with written notice to Party B thirty (30) working days in advance.

The interest accrued on the principal to be prepaid shall be calculated on the basis of the actual number of days lapsed and the Loan Rate provided in Article 4 hereof.

Where Party B approves the prepayment by Party A, Party B has the right to charge Party A a compensation fee in an amount to be determined in accordance with the (1) of the following methods:

(1) compensation fee=amount of the principal prepaid × number of months remaining until the scheduled repayment date(the “Remaining Period”)× 0%; provided, however, that the part of the Remaining Period that falls short of a month shall be calculated as a full month; or

(2) Intentionally Left Blank.

If Party A is obligated to repay the loan in installments and prepay part of the principal, the prepaid amount shall be applied in the reverse order of the repayment schedule. After partial prepayment, the outstanding loan shall still be subject to the Loan Rate provided herein.

8. PARTY A’S RIGHTS AND OBLIGATIONS

8.1 Party A’s Rights

Party A has the rights to:

(1) apply to Party B for drawing the loan in accordance with this Contract;

(2) utilize the loans for the purposes provided for hereunder;

(3) require Party B to keep confidential the relevant financial information and manufacturing and operating trade secrets furnished by Party A except provided otherwise by law, regulations and rules, or required otherwise by the competent authorities, or agreed otherwise between the both parties;

(4) reject Party B or its employees asking for bribes; it has the right to lodge complaint with the competent authority about such misconduct and any other act of Party B that may violate the laws and regulations relating to the lending interest rate and service charges.

8.2 Party A’s Obligations

(1) Party A shall draw the loans and repay the principal and interest in full and bear the expenses and fees in accordance with this Contract;

(2) Party A shall provide its financial, manufacturing and operating information as the Party B requests. Party A shall provide to Party B the quarterly balance sheet and the profit and loss statement (or the income and expenditure statement, if Party A is a public service institution) on or before the 15th working day of the first month of each subsequent quarter, and shall provide the annual cash flow statement at the end of each year in a timely fashion. Party A shall be responsible for the accuracy, completeness and validity of the information it provides, and shall not provide false information or conceal material facts with respect to its financial and operation status;

(3) In case of any change in Party A’s name, legal representative (or principal officer), registered address, business scope, registered capital, articles of association or any other registration with industrial and commercial authority, Party A shall notify Party B in writing of the same and shall provide relevant documents within 10 working days thereafter;

(4) Party A shall utilize the loans in accordance with the purposes as provided herein, and shall not misappropriate the loans, or utilize the loans to carry out any transactions in violation of the laws and regulations. Party A shall cooperate with Party B in its inspection of Party A’s manufacturing, operating and financial activities and utilization of the loans herein. Party A shall not try to evade its repayment obligations owing to Party B by means of withdrawing capital it has injected, transferring assets or entering into related-party transactions. Further, Party A shall not attempt to obtain loans or credit facilities from Party B by using dummy contracts with its related parties or by pledging such rights as notes receivable or accounts receivable without actual underlying transactions or by applying to Party B for discounting the same;

(5) Party A shall comply with the regulations relating to environmental protection, if the loans hereunder shall be utilized for manufacturing or project construction;

(6) Without Party B’s consent, Party A shall not mortgage or pledge any assets acquired by utilizing the loans hereunder for the benefit of a third party before full repayment of the principal and interest accrued thereon;

(7) If Party A qualifies as a group customer, it shall promptly report to Party B any related-party transactions involving more than 10% of Party A’s net assets, including (1) the relationship between parties to such transaction; (2) the transaction and its nature ; (3) the transaction amount or the relevant ratio; and (4) pricing policy (also applicable to the transactions with no price or merely nominal price);

(8) If the loans available hereunder are for fixed assets or project financing, Party A shall ensure that the proposed projects have been approved by the competent governmental authorities, there be nothing in violation of laws or regulations, the capital or other funds available be fully put in place in accordance with the timetable and proportion as provided, and the project milestones be achieved as scheduled.

9. PARTY B’S RIGHTS AND OBLIGATIONS

9.1 Party B is entitled to request Party A to repay the principal, interest accrued thereon and expenses when due. Party B may exercise any other rights hereunder and demand Party A to perform any other obligations hereunder.

9.2 Party B shall advance the loans as provided herein unless the delay in advancing the loan is caused by any reason attributable to Party A.

9.3 Party B shall keep confidential the relevant financial documents and manufacturing and operating trade secrets furnished by Party A, except otherwise provided by the laws, regulations and rules, or required by the competent authorities, or agreed between the parties hereto.

9.4 Party B shall not bribe Party A or its employees, nor request any bribe or accept any bribe offered by Party A.

9.5 Party B shall not engage in any activity which is dishonest or will be detrimental to Party A’s lawful interest.

10. DEFAULT AND REMEDY

10.1 Event of Default by Party B and Liabilities

(1) If Party B does not advance any loan as provided herein without justifiable reason, Party A may request Party B to advance such loan in accordance with the Contract.

(2) If Party B charges any interest or fee which is prohibited by the laws or regulations, Party A may request Party B to refund such interest or fee charged.

10.2 Event of Default by Party A

The events of default by Party A shall include:

(1) Party A breaches any statutory obligation or any contractual obligation hereunder; and

(2) Party A has repudiated its obligations hereunder expressly or by its conduct.

10.3 Events that may Adversely Impact Creditor’s Rights

(1) The occurrence of any of the following events which Party B believes may adversely impact its creditor’s rights:

outsourcing, trustee(receiver) appointed, shareholding restructuring, decrease of its registered capital, restructuring, division, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer being unable to perform their duties;

(2) The occurrence of any of the following events which Party B believes may adversely impact its creditor’s rights:

Party A fails to repay any other due debts (including such debts owed to any other branch or organization of China Construction Bank or to any other third party); Party A transfers mortgaged assets at a low price or for free; Party A fails to exercise its creditor’s rights or any other rights; or Party A provides loan guarantee for a third party;

(3) Party A’s shareholder manipulates the independence status of Party A as a legal person or the limited liability status of the shareholder in order to evade debts, and Party B believes this manipulation may adversely impact its creditor’s rights;

(4) Any of the conditions precedent to advance loans has not been satisfied continuously;

(5) The occurrence of any of the following events upon the guarantor which Party B believes may adversely impact its creditor’s rights:

(i) the guarantor breaches any provision of the guarantee contract, or any of the representations and warranties it has made proves to be false, wrong or incomplete;

(ii) outsourcing, trustee(receiver) appointed, lease, shareholding restructuring, decrease of its registered capital, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, significant penalty imposed by competent authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer’s inability to perform their duties, which may adversely impact its capability as a guarantor;

(iii) other events in which the guarantor has lost or may lose its capability as a guarantor;

(6) the occurrence of any of the following events in relation to the mortgage or pledge which Party B believes may adversely impact its creditor’s rights:

(i) the mortgaged or pledged property is damaged, destroyed or its value is reduced as a result of a third-party’s action, or of requisition, confiscation, eminent domain revocation or redevelopment and relocation by the government,

(ii) the mortgaged or pledged property has been seized, impounded, frozen, transferred, put on lien, sold by auction or subject to custody of authorities, or a dispute has arisen over the ownership of the mortgaged or pledged property;

(iii) the mortgagor or pledgor breaches any provision of the mortgage/pledge contract, or any of the representations and warranties it has made proves to be false, wrong or incomplete;

(iv) other events that may endanger Party B’s rights in relation to the mortgage or pledge;

(7) the loan guarantee is not effected, becomes ineffective, invalid, or is rescinded or terminated, or the guarantor defaults or repudiates its obligations expressly or by conduct, or the guarantor has lost its capability to perform its obligations as a guarantor in whole or in part, or the value of the collateral decreases, which Party B believes may adversely impact its creditor’s rights; or

(8) other events which Party B believes may adversely impact its creditor’s rights.

10.4 Party B’s Remedies

Upon occurrence of any event under Article 10.2 or 10.3, Party B may exercise one or more of the following rights:

(1) to stop advancing the loans;

(2) to declare all the loans immediately due and payable, and request Party A to repay immediately all the due and undue principal, interest and fees;

(3) to adjust correspondingly, cancel or terminate Party A’s Credit Facility, or to adjust the Availability Period;

(4) if Party A utilizes any part of the loans for any purpose other than as provided herein, interest on the misappropriated amount shall be calculated and compounded for the period from the date of the misappropriation to the date when all the principal and interest have been fully paid in accordance with the relevant default interest rate and the interest settlement method as provided herein;

(5) if any principal is overdue, the interest on such principal and on any overdue interest (including whole or part of the principal and interest which has been accelerated), shall be calculated and compounded for the period from the date such loan becomes overdue to the date when all the principal and interest have been fully paid, in accordance with the relevant default interest rate and the interest settlement method as provided herein;

“Overdue” herein means that Party A fails to repay the loans on the repayment date or, in case of repayment in installments, fails to repay the relevant loans in accordance with the repayment schedule as provided herein.

Before any principal is due, the overdue interest shall be compounded in accordance with the interest rate and the interest settlement method as provided herein;

(6) other remedies, including but not limited to:

(i) to debit Party A’s accounts at China Construction Bank in RMB or other currencies with corresponding amount without prior notice to Party A;

(ii) to request Party A to provide new loan guarantee satisfactory to Party B for the debts of Party A hereunder;

(iii) to terminate the Contract.

11. MISCELLANEOUS

11.1 Cost Allocation

Unless otherwise agreed by the parties, insurance, valuation/appraisal, registration, custody, authentication and notarization arising in connection with the Contract or the security relating to the Contract shall be borne by Party A.

All the expenses incurred by Party B regarding realization of its creditor’s rights (including but not limited to court fees, arbitration fees, property preservation fees, travel expenses, enforcement expenses, valuation/appraisal fees, auction fees, notary fees, service fees, public announcement costs, attorney’s fees, etc.) shall be borne by Party A.

11.2 Use of Party A’s Information

Party A agrees that Party B is entitled to inquire about Party A’s creditworthiness with the Credit Database or relevant authorities established or approved by the People’s Bank of China and the Credit Reference Agency, and that Party B is entitled to provide Party A’s information to such Credit Database. Party A further agrees that Party B may reasonably use and disclose Party A’s information for business purpose.

11.3 Collection by Public Announcement

In the event that Party A fails to repay on time any principal or interest or breaches any other contractual obligations hereunder, Party B is entitled to report to relevant authorities and demand repayments by means of public announcement via press.

11.4 Party B’s Record as Evidence

Unless there is reliable and definitive evidence to the contrary, Party B’s internal records of principal, interest, expenses and repayment, the receipts, vouchers made or retained by Party B during the course of drawdown, repayment and interest payment, and records and vouchers relating to the collections by Party B shall constitute valid evidence of the creditor-debtor relationship between the two parties. Party A shall not raise any objection merely because the above records, receipts, vouchers are made or retained by Party B.

11.5 No Waiver

Party B’s rights hereunder shall not prejudice or exclude any other rights Party B is entitled to under applicable laws, regulations and other contracts. No forbearance, extension of time limit, preferential treatment or delay in exercising any right hereunder shall be deemed to constitute a waiver of rights and interest hereunder or permit or recognition of any breach of the Contract. Nor shall it restrict, prevent or interfere with the continuous exercise of such right at a later time or any other right, nor shall the foregoing cause Party B to be liable in any way to Party A.

11.6 If Party A owes Party B any other due and payable debts in addition to the debts hereunder, Party B may debit any of Party A’s account at China Construction Bank in RMB or other currencies and may choose to repay any of the due and payable debts in the order it deems appropriate. Party A agrees not to raise any objection with respect thereto.

11.7 In the event of any change to its address or other contact information, Party A shall promptly notify Party B of such change in writing. Party A shall be liable for any loss caused by its failure of giving prompt notice of such change.

11.8 The applications for drawdown, the drawdown notifications, other vouchers and any other legal documents which underlie the creditor-debtor relationship hereunder shall constitute integral parts of the Contract.

11.9 Direct Debit Right

Party B is entitled to debit, without prior notice to Party A, any account of Party A at China Construction Bank in RMB or other currencies to pay all amounts payable under the Contract. Party A shall assist Party B to complete any procedures for foreign exchange settlement or sale, and Party A shall bear the risk of exchange rate fluctuation.

11.10 Dispute Resolution

In the event that dispute arises during the performance of this Contract, Party A and Party B agree to resolve dispute through the bilateral consultation, if such bilateral consultation fails, the dispute shall be resolve according to the first following means:

1, such dispute shall be submitted to the People’s court within the jurisdiction where Party B is located.

2, such dispute shall be submitted to arbitration committee (arbitration committee located at ____/________) for the arbitration in accordance with the prevailing arbitration rules. The arbitration result is final and both parties are binding on the result.

The provisions hereunder not subject to the dispute shall remain enforceable during the process of litigation.

11.11 Effectiveness of the Contract

The Contract shall become effective upon:

(i) execution by the legal representative/(principal officer) or authorized representative of Party A and the Contract being affixed with the company chop of Party A; and

(ii) execution by the principal officer or authorized representative of Party B and the Contract being affixed with the company chop of Party B.

11.12 The Contract shall be executed in 6 counterparts.

11.13 Other Provisions agreed herein

Notwithstanding any different terms elsewhere in this Contract, this Contract is amended and is governed by the terms as follows:

(1) Article 1 shall be amended as follows:

a. add “and Foreign Currency loans” after “RMB loans” in the first sentence of the second paragraph;

b. add “if Party A apply for RMB loans” after “during the Availability Period” in the second sentence of the second paragraph; and

c. add as the last paragraph as follows:

add the term “Upon Party A’s choice, Party A may utilize the Credit Facility for working capital loans or import & export trade financing in which the working capital loans shall not be more than RMB 200 million “ at the end of Article 1. ( Remark: This amount is not settled but wait for Bank’s final decision, but per comments of ZS Finance, bank confirmed in 2012 it will not be less than RMB150 million)

(2) In Article 3.1 change “The parties shall undergo relevant procedures” to “the parties shall undergo relevant procedures according to provisions of Article 6 herein;

(3) The interest rate on each loan under this Contract shall be an annual rate: (1) in terms of individual RMB Loans the annual interest rate shall be the Base Rate; (2) in terms of foreign currency loans the interest rate will be the rate mutually agreed by the parties when Party A applies for advance; (“Loan Interest Rate”).

(4)	Amend Article 4.3 as follows:

a, add “If Party A plans to draw RMB Loan, “ in front of the first sentence, and

b, add the following after the last sentence: “ If Party A draw USD Loans, the Credit Facility shall apply the Loan Interest Rate and Default Interest Rate mutually agreed by the parties in the separate Loan Agreement when Party A apply to draw the loan”.

(5) At the end of Article 6.2.(4) add the following words:

“If the aforesaid at drawdown application conforms to the provisions of this Contract and Party B’s loan policy, Party B is prohibited from refusing to release such drawdown”.

(6) Replace the first sentence of Article 7.5 as follows:

“Party A may prepay the principal in full or in part with written notice to Party B five (5) working days in advance.”

(7) Delete the content of Article 8.2.(7);

(8) Delete the wording “or any other reason that can not be attributed to Party B” in Article 9.2.

(9) Amend Article 10.3 as follows:

a. The content of (1) shall be replaced as follows:

“The occurrence of any of the following events which Party B believes may adversely impact its creditor’s rights:

trustee(receiver) appointed, shareholding restructuring, decrease of its registered capital, restructuring, division, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, cancellation of registration, revocation of business license;

b. In (2) delete the wording “Party A relieves or waives any debt of a third party;”

c. Delete the content of (5); and

d. Delete the wording “or of market change or any other reason” in (6)

(10) Delete the wording “the expenses in association with the legal service” in Article 11.1.

12.	REPRESENTATION

12.1 Party A clearly understands the business scope and authorization limit of Party B.

12.2 Party A has read the Contract. Party B, at Party A’s request, has explained the terms of the Contract, and Party A fully understands their meanings and corresponding legal consequences.

12.3 The execution and performance of the Contract by Party A is in compliance with laws, administrative regulations, rules and Party A’s articles of association or its other internal constitutional documents and has been approved by its internal competent organization and/or the competent governmental authorities.

Party A

By the legal representative (principal officer) or authorized representative:

Signature: /s/ Ricky Ng(authorized representative)

Date: April 26, 2012

Party B

By the principal officer or authorized representative:

Signature: /s/

Date: April 26, 2012

AMENDMENT

Borrower (Party A): Kalex Multi-Layer Circuit Board (Zhongshan) Co. Ltd

Lender (Party B): China Construction Bank Zhongshan Bank

In accordance with China Bank Banking Industry Supervising Committee’s new requirements regarding to liquid fund, both Party A and Party B have agreed to sign this Amendment to amend the Credit Facility Contract dated on April 26, 2012 with serial no. ( No. 1 , 2012, Zhongshan Comprehensive) (“Original Contract”).

1. Party B’s Entrusted Loan Disbursement:

1.1. In the event Party A’s individual loan disbursement satisfies any of the followings, Party A shall delegate and irrevocably delegate Party B to disburse the loan to Party A’s transaction opponent. Party A shall not disburse the loan, by itself, to its transaction opponent or to any other third parties.

1.1.1 payee is identifiable and the amount is more than 3 million RMB;

1.1.2 _____________/____________

1.1.3 ___________/____________

1.1.4 other situations determined by the lender.

1.2. In the foregoing situations, Party A shall satisfy the following terms in addition to the terms in the Original Contract before advancing the loan:

1.2.1. provide the following documents to Party B before drawing the loan:

(1) money transfer application;

(2) contract for the transaction, invoice;

(3) customs declaration;

(4) any other documents requested by Party B.

The documents provided by Party A shall be legal, correct, complete, accurate, effective and comply with Party B’s any other requirements.

1.2.2 ______________/____________________.

1.3. In the event that Party is entrusted to disburse the loan, Party B shall transfer loan fund to loan release account, and then pay the loan amount directly to Party A transaction opponent’s account from the said loan release account. Party A shall not make use of the loan in any other ways (including, but not limited to transferring, disbursing).

1.4. Party B shall verify the payee listed in Party A’s advance loan application, payment amount and relevant documents including business contracts. Party B shall disburse the loan to the Party A’s transaction opponent only after Party B has completed the verification to the forging payment elements and has confirmed that relevant documents including business contracts satisfy Party B’s requirements.

1.5. Party B’s verification of the foregoing payment elements does not mean Party B confirms the validity and authenticity of the transaction, it also does not mean that Party B involves the disputes between Party A and its transaction opponent or is liable for Party A’s obligation and responsibility. Party A shall compensate Party B for any loss arising from Party B’s entrusted disbursement of the loan.

1.6. Under the Party B’s entrusted disbursement model, in the event that Party B fails to disburse the loan to Party A’s transaction opponent due to the wrong information provided by Party A or is caused by violations of any terms provided in this Amendment, Party A shall not, in any method (including but not limited to transferring or appropriating), disburse the loan fund, and shall fulfill the obligations of re-submit the transaction opponent’s account information to Party B within 5 business days. Otherwise, Party B reserved the right to revoke the loan.

1.7. Party A bears the risk and agrees to compensate Party B for any loss due to failure to disburse the loan, mistakes, delays which are not caused by Party B’s fault.

2. Party A’s Self Loan Disbursement

2.1. Unless the conditions set forth in this Amendment I(A) are satisfied, Party A shall disburse the loan by itself.

2.2. In the event Party A disburses the loan by itself, in addition to satisfy the terms and conditions set forth in the Original Contract and provide the correspondent documents, Party A shall also satisfy the following terms:

2.2.1. Before disbursing the loan, Party A shall provide Party B the corresponding disbursement plan sheet (the plan sheet format is determined by Party B).

2.2.2. Party A shall provide Party B the following documents before disbursing the loan:

2.2.2.1. ____/_____________________________________ ;

2.2.2.2. ____/_____________________________________ ;

2.2.2.3. ____/_____________________________________ ;

2.2.2.4. Any other documents requested by Party B.

The documents provided by Party A to Party B shall be valid, authentic, complete, accurate, effective, and in accordance with Party B’s requirements.

2.2.3. ____/_____________________________________ .

3. Regardless of Party B’s entrusted loan disbursement or Party A’s self loan disbursement, Party A shall be responsible for the risk, loss and cost incurred by account freezing or levying by any competent authorities. Party A shall compensate any loss or damages arising hereunder.

4. Both Parties’ Rights and Obligations

4.1. Party A shall disburse the loan according to the terms and conditions set forth in this Amendment. Party A shall not evade Party B’s entrusted loan disbursement by intentionally advance many small loans to achieve the big loan amount advancement.

Before the important events, such as: mergers and acquisitions, division, shareholding restructuring, major investment or raising capital through debt increase etc., are undertaken by Party A, Party A shall obtain approval from Party B. Party B’s written approval shall not affect party B’s rights to make remedies according to this Amendment later in the event Party B determines the said event endangers Party B’s creditor’s safety.

Party B shall have the right to participate party A’s major capital raising, asset selling, financing, selling assets, mergers and acquisitions, division, shareholding restructuring or bankruptcy liquidating. Party A shall cooperate with Party B.

Party A shall cooperate with party B to audit and inspect Party A’s manufacture operations, accounting activities, construction projects, and after-loan operations.

4.2. Party A shall timely provide party B authentic, complete and effective documents that are relevant. The said documents shall include but do not limit to:

(1) true and actual accounting status such as: account receivables, account payables, running stocks etc.;

(2) Party A’s operating capital needs and current debts for capital raising;

(3) Party A’s relevant parties and relevant transactions;

(4) detail usage of the loan and the loan related transaction opponents’ fund usage;

(5) the source to repay the loan including cash flow from operation, overall profit and any other legal income;

(6) the loan usage’s book-keeping record and documents.

4.3. Party B has the right to manage and control the loan disbursement, monitor the project income cash flow and Party A’s overall cash flow from time to time. Party also has the right to audit and monitor the usage of cash capital loan. Party A shall cooperate with party B in all the activities set forth herein.

4.4. Party A shall report to Party B loan disbursement information quarterly [pick any one of the following: (1) monthly; (2) quarterly]. Party A, at latest, shall report to Party B the previous quarter [pick one of the following: (1) month; (2) quarter] loan disbursement information within the first 5 working days of each quarter [pick one of the following: (1) month; (2) quarter].

4.5. Party A shall timely inform Party B within three (3) days of anything happened that can negatively affect the its capability of repaying its loans.

4.6. Party A shall not use the loan to invest on fixed assets or stock purchasing, shall not use the loan to manufacture or operate in the fields that are prohibited by laws or government regulations.

4.7. Party A designated bank account with account no. 44014343300221354356 as the cash income account, Party A shall deposit eighty percent (80%) of income (including but not limited to sales income) into the said account. Party A shall provide the transaction information of the said account per Party B’s request.

4.8. Party B has the right to request Party A to pay back the loan early according to Party A’s cash income status.

5. Breach and Remedy

If Party A breaches this Amendment or any terms or conditions in the Original Contract, or anything happens that may adversely impacts Party B’s creditor rights (including but not limited to: 1. lower credit rating; 2. insufficient profitability in main business; 3. abnormal use of loan; 4. failure to disburse the loan according to this Amendment; 5. occurrences of major aggregate breaches; 6. over accounting limitations), Party B has the right to exercise any remedies set forth in the Original Contract, and has the right to change the loan disbursement from Party A’s self disbursement to Party B’s entrusted disbursement, or stop to release or disburse the loan.

6. Other Terms and Conditions

______/____________________________________________

______/____________________________________________

______/____________________________________________

7. The Contract shall become effective upon:

(i) execution by the legal representative/(principal officer) or authorized representative of Party A and the Contract being affixed with the company chop of Party A; and

(ii) execution by the principal officer or authorized representative of Party B and the Contract being affixed with the company chop of Party B.

8. This Amendment is an integral part of the Original Contract, and has the same legal effectiveness as the Original Contract. In the event that inconsistence exists between this Amendment and the Original Contract, this Amendment prevails. The Original Contract governs everything else that this Amendment does not cover.

Party A

By the legal representative (principal officer) or authorized representative:

Signature: /s/ Ricky Ng(authorized representative)

Date: April 26, 2012

Party B

By the principal officer or authorized representative:

Signature:

Date: April 26, 2012